Exhibit 99

NEWS

MARRIOTT INTERNATIONAL REPORTS THIRD QUARTER 2023 RESULTS

•Third quarter 2023 comparable systemwide constant dollar RevPAR increased 8.8 percent worldwide, 4.3 percent in the U.S. & Canada, and 21.8 percent in international markets, compared to the 2022 third quarter;

•Third quarter reported diluted EPS totaled $2.51, compared to reported diluted EPS of $1.94 in the year-ago quarter. Third quarter adjusted diluted EPS totaled $2.11, compared to third quarter 2022 adjusted diluted EPS of $1.69;

•Third quarter reported net income totaled $752 million, compared to reported net income of $630 million in the year-ago quarter. Third quarter adjusted net income totaled $634 million, compared to third quarter 2022 adjusted net income of $551 million;

•Adjusted EBITDA totaled $1,142 million in the 2023 third quarter, compared to third quarter 2022 adjusted EBITDA of $985 million;

•The company added approximately 17,200 rooms globally during the third quarter, including roughly 13,000 rooms in international markets and more than 4,900 conversion rooms;

•At the end of the quarter, Marriott’s worldwide development pipeline totaled more than 3,200 properties and nearly 557,000 rooms, including roughly 40,300 of pipeline rooms approved, but not yet subject to signed contracts. Approximately 238,000 rooms in the pipeline were under construction as of the end of the third quarter;

•Marriott repurchased 4.8 million shares of common stock for $950 million during the third quarter. Year to date through October 31, the company has returned $3.7 billion to shareholders through dividends and share repurchases.

BETHESDA, MD – November 2, 2023 - Marriott International, Inc. (NASDAQ: MAR) today reported third quarter 2023 results.

Anthony Capuano, President and Chief Executive Officer, said, “We are extremely pleased with our results in the quarter. Worldwide RevPAR1 grew 9 percent year over year, reflecting robust demand around the world. International RevPAR increased 22 percent, with particular strength in Asia Pacific. Both occupancy and rate contributed to global RevPAR gains in the third quarter, and cross-border travel continued to rise.

1 All occupancy, Average Daily Rate (ADR) and RevPAR statistics and estimates are systemwide constant dollar. Unless otherwise stated, all changes refer to year-over-year changes for the comparable period. Occupancy, ADR and RevPAR comparisons between 2023 and 2022 reflect properties that are comparable in both years.

“In the U.S. & Canada, RevPAR rose more than 4 percent, with many urban markets showing outsized growth. Group and business transient saw mid-single digit hotel revenue gains in the quarter, largely driven by rate increases. Leisure transient demand in the region has also remained solid, leading to 4 percent hotel revenue growth for the segment compared to the year-ago quarter.

“Given the meaningful benefits we deliver to owners, demand for our brands remains strong. Through the first three quarters of 2023, we’ve signed more than 100,000 organic rooms, including the MGM Resorts International deal, an impressive 60 percent increase compared to the same period last year. Even with 5 percent net rooms growth in the last four quarters, our development pipeline continues to grow. Of our record 557,000-room pipeline, 43 percent is under construction.

“With continued momentum in our business around the world, we are raising our full year 2023 worldwide RevPAR growth guidance to 14 to 15 percent year over year and expect to return $4.3 billion to $4.5 billion to shareholders through share repurchases and dividends.”

Third Quarter 2023 Results
Marriott’s reported operating income totaled $1,099 million in the 2023 third quarter, compared to 2022 third quarter reported operating income of $958 million. Reported net income totaled $752 million in the 2023 third quarter, compared to 2022 third quarter reported net income of $630 million. Reported diluted earnings per share (EPS) totaled $2.51 in the quarter, compared to reported diluted EPS of $1.94 in the year-ago quarter.

Adjusted operating income in the 2023 third quarter totaled $959 million, compared to 2022 third quarter adjusted operating income of $815 million. Third quarter 2023 adjusted net income totaled $634 million, compared to 2022 third quarter adjusted net income of $551 million. Adjusted diluted EPS in the 2023 third quarter totaled $2.11, compared to adjusted diluted EPS of $1.69 in the year-ago quarter. The 2023 third quarter adjusted results excluded a $24 million ($16 million after-tax and $0.05 per share) gain on the sale of a hotel in the Caribbean & Latin America (CALA) region. The 2022 third quarter adjusted results excluded special tax items of $30 million ($0.09 per share) and a $2 million ($2 million after-tax and $0.01 per share) gain on an investee’s property sale.

Adjusted results also excluded cost reimbursement revenue, reimbursed expenses and merger-related charges and other expenses. See pages A-3 and A-11 for the calculation of adjusted results and the manner in which the adjusted measures are determined in this press release.

Base management and franchise fees totaled $1,054 million in the 2023 third quarter, an 11 percent increase compared to base management and franchise fees of $953 million in the year-ago quarter. The increase is primarily attributable to RevPAR increases and unit growth. Non-RevPAR-related franchise fees in the 2023 third quarter totaled $208 million, an 8 percent increase compared to $192 million in the year-ago quarter, largely driven by higher co-brand credit card fees.

Incentive management fees totaled $143 million in the 2023 third quarter, a 35 percent increase compared to $106 million in the 2022 third quarter. Managed hotels in international markets contributed 77 percent of the incentive fees earned in the quarter.

Owned, leased, and other revenue, net of direct expenses, totaled $70 million in the 2023 third quarter, compared to $44 million in the year-ago quarter. Results in the 2022 quarter included a $19 million expense accrual related to a portfolio of 12 leased hotels in the U.S. & Canada.

General, administrative, and other expenses for the 2023 third quarter totaled $239 million, compared to $216 million in the year-ago quarter. The year-over-year change largely reflects higher staffing levels.

Gains and other income, net, totaled $28 million, compared to $3 million in the 2022 third quarter. Gains and other income, net, in the 2023 third quarter primarily reflected a $24 million gain associated with the sale of a hotel in the CALA region.

Interest expense, net, totaled $139 million in the 2023 third quarter, compared to $93 million in the year-ago quarter. The increase was largely due to higher interest expense associated with higher debt balances.

Adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) totaled $1,142 million in the 2023 third quarter, compared to third quarter 2022 adjusted EBITDA of $985 million. See page A-11 for the adjusted EBITDA calculation.

Selected Performance Information
Marriott added 97 properties (17,192 rooms) to its worldwide lodging portfolio during the 2023 third quarter, including roughly 13,000 rooms in international markets and more than 4,900 conversion rooms. Eleven properties (1,494 rooms) exited the system during the quarter. At the end of the quarter, Marriott’s global lodging system totaled nearly 8,700 properties, with approximately 1,581,000 rooms.

At the end of the quarter, the company’s worldwide development pipeline totaled 3,239 properties with nearly 557,000 rooms, including 242 properties with roughly 40,300 rooms approved for development, but not yet subject to signed contracts. The pipeline includes 1,081 properties with approximately 238,000 rooms under construction, or 43 percent, including approximately 37,000 rooms from the MGM deal.

In the 2023 third quarter, worldwide RevPAR increased 8.8 percent (an 8.7 percent increase using actual dollars) compared to the 2022 third quarter. RevPAR in the U.S. & Canada increased 4.3 percent (a 4.2 percent increase using actual dollars), and RevPAR in international markets increased 21.8 percent (a 22.0 percent increase using actual dollars).

Balance Sheet & Common Stock
At the end of the quarter, Marriott’s total debt was $11.8 billion and cash and equivalents totaled $0.7 billion, compared to $10.1 billion in debt and $0.5 billion of cash and equivalents at year-end 2022.

Year to date through October 31, the company has repurchased 18.3 million shares for $3.3 billion.

In the third quarter, the company issued $450 million of Series LL Senior Notes due in 2026 with a 5.45 percent interest rate coupon and $700 million of Series MM Senior Notes due in 2028 with a 5.55 percent interest rate coupon.

Company Outlook
Marriott anticipates that the 37,000 rooms related to its deal with MGM will now be added to its distribution in early 2024. As such, the company now expects full year 2023 net rooms growth of 4.2 to 4.5 percent, higher than its August 2, 2023 guidance when excluding the MGM rooms.

	Fourth Quarter 2023 vs Fourth Quarter 2022	Full Year 2023 vs Full Year 2022
Comparable systemwide constant $ RevPAR growth
Worldwide	6% to 7.5%	14% to 15%
U.S. & Canada	3% to 4%	8% to 9%
International	14% to 16%	31% to 32%

Year-End 2023 vs Year-End 2022
Net Rooms Growth	4.2% to 4.5%

($ in millions, except EPS)	Fourth Quarter 2023	Full Year 2023
Gross fee revenues	$1,185 to $1,215	$4,765 to $4,795
Owned, leased, and other revenue, net of direct expenses	$80 to $85	$328 to $333
General, administrative, and other expenses	Approx. $255	Approx. $935
Adjusted EBITDA[1,2]	$1,115 to $1,150	$4,574 to $4,609
Adjusted EPS – diluted[2,3]	$2.04 to $2.13	$8.50 to $8.59
Investment Spending[4]		$900 to $950
Capital Return to Shareholders[5]		$4,300 to $4,500
1See pages A-12 and A-13 for the adjusted EBITDA calculations.
2Adjusted EBITDA and Adjusted EPS – diluted for fourth quarter and full year 2023 do not include cost reimbursement revenue, reimbursed expenses, merger-related charges and other expenses, special tax items, or any additional asset sales that may occur during the year, each of which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant. Adjusted EPS – diluted for full year 2023 excludes a special tax item of $100 million and an asset sale gain of $24 million reported in the first three quarters of 2023. See page A-3 for the Adjusted EPS – diluted calculation for the first three quarters of 2023.
3Assumes the level of capital return to shareholders noted above.

4Investment spending includes capital and technology expenditures, loan advances, contract acquisition costs, and other investing activities.
5 Assumes the level of investment spending noted above and that no asset sales occur during the remainder of the year.

Marriott International, Inc. (NASDAQ: MAR) will conduct its quarterly earnings review for the investment community and news media on Thursday, November 2, 2023, at 8:00 a.m. Eastern Time (ET). The conference call will be webcast simultaneously via Marriott’s investor relations website at http://www.marriott.com/investor, click on “Events & Presentations” and click on the quarterly conference call link. A replay will be available at that same website until November 2, 2024.

The telephone dial-in number for the conference call is US Toll Free: 800-579-2543, or Global: +1 785-424-1789. The conference ID is MAR3Q23. A telephone replay of the conference call will be available from 1:00 p.m. ET, Thursday, November 2, 2023, until 8:00 p.m. ET, Thursday, November 9, 2023. To access the replay, call US Toll Free: 800-839-1246 or Global: +1 402-220-0464.

Note on forward-looking statements: All statements in this press release and the accompanying schedules are made as of November 2, 2023. We undertake no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise. This press release and the accompanying schedules contain "forward-looking statements" within the meaning of federal securities laws, including statements related to our RevPAR, rooms growth and other financial metric estimates, outlook and assumptions; travel and lodging demand trends and expectations; our development pipeline and growth expectations; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous evolving risks and uncertainties that we may not be able to accurately predict or assess, including the risk factors that we describe in our Securities and Exchange Commission filings, including our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release.

Marriott International, Inc. (NASDAQ: MAR) is based in Bethesda, Maryland, USA, and encompasses a portfolio of nearly 8,700 properties across more than 30 leading brands in 139 countries and territories. Marriott operates and franchises hotels and licenses vacation ownership resorts all around the world. The company offers Marriott Bonvoy®, its highly awarded travel program. For more information, please visit our website at www.marriott.com, and for the latest company news, visit www.marriottnewscenter.com. In addition, connect with us on Facebook and @MarriottIntl on X and Instagram.

Marriott encourages investors, the media, and others interested in the company to review and subscribe to the information Marriott posts on its investor relations website at www.marriott.com/investor or Marriott's news center website at www.marriottnewscenter.com, which may be material. The contents of these websites are not incorporated by reference into this press release or any report or document Marriott files with the SEC, and any references to the websites are intended to be inactive textual references only.

CONTACTS:	Melissa Froehlich Flood
Corporate Communications
(301) 380-4839
newsroom@marriott.com

Jackie Burka McConagha
Investor Relations
(301) 380-5126
jackie.mcconagha@marriott.com

Betsy Dahm
Investor Relations
(301) 380-3372
betsy.dahm@marriott.com

IRPR#1
Tables follow

MARRIOTT INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME - AS REPORTED
THIRD QUARTER 2023 AND 2022
(in millions except per share amounts, unaudited)

	As Reported	As Reported	Percent
	Three Months Ended	Three Months Ended	Better/(Worse)
	September 30, 2023	September 30, 2022	Reported 2023 vs. 2022
REVENUES
Base management fees	$306	$275	11
Franchise fees[1]	748	678	10
Incentive management fees	143	106	35
Gross Fee Revenues	1,197	1,059	13
Contract investment amortization[2]	(23)	(22)	(5)
Net Fee Revenues	1,174	1,037	13
Owned, leased, and other revenue[3]	363	345	5
Cost reimbursement revenue[4]	4,391	3,931	12
Total Revenues	5,928	5,313	12

OPERATING COSTS AND EXPENSES
Owned, leased, and other - direct[5]	293	301	3
Depreciation, amortization, and other[6]	46	50	8
General, administrative, and other[7]	239	216	(11)
Merger-related charges and other	13	2	(550)
Reimbursed expenses[4]	4,238	3,786	(12)
Total Expenses	4,829	4,355	(11)

OPERATING INCOME	1,099	958	15

Gains and other income, net[8]	28	3	833
Interest expense	(146)	(100)	(46)
Interest income	7	7	—
Equity in earnings[9]	1	1	—

INCOME BEFORE INCOME TAXES	989	869	14

Provision for income taxes	(237)	(239)	1

NET INCOME	$752	$630	19

EARNINGS PER SHARE
Earnings per share - basic	$2.52	$1.94	30
Earnings per share - diluted	$2.51	$1.94	29

Basic Shares	298.6	324.5
Diluted Shares	300.1	325.7

[1] Franchise fees include fees from our franchise agreements, application and relicensing fees, timeshare and yacht fees, co-branded credit card fees, and residential branding fees.
[2] Contract investment amortization includes amortization of capitalized costs to obtain contracts with our owner and franchisee customers, and any related impairments, accelerations, or write-offs.
[3] Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, and other revenue.
[4] Cost reimbursement revenue includes reimbursements from properties for property-level and centralized programs and services that we operate for the benefit of our hotel owners. Reimbursed expenses include costs incurred by Marriott for certain property-level operating expenses and centralized programs and services.

[5] Owned, leased, and other - direct expenses include operating expenses related to our owned or leased hotels, including lease payments and pre-opening expenses.
[6] Depreciation, amortization, and other expenses include depreciation for fixed assets, amortization of capitalized costs incurred to acquire management, franchise, and license agreements, and any related impairments, accelerations, or write-offs.

[7] General, administrative, and other expenses include our corporate and business segments overhead costs and general expenses.
[8] Gains and other income, net includes gains and losses on the sale of real estate, the sale of joint venture interests and other investments, and adjustments from other equity investments.
[9] Equity in earnings include our equity in earnings or losses of unconsolidated equity method investments.

MARRIOTT INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME - AS REPORTED
THIRD QUARTER YEAR-TO-DATE 2023 AND 2022
(in millions except per share amounts, unaudited)

	As Reported	As Reported	Percent
	Nine Months Ended	Nine Months Ended	Better/(Worse)
	September 30, 2023	September 30, 2022	Reported 2023 vs. 2022
REVENUES
Base management fees	$917	$757	21
Franchise fees [1]	2,126	1,847	15
Incentive management fees	537	343	57
Gross Fee Revenues	3,580	2,947	21
Contract investment amortization [2]	(66)	(65)	(2)
Net Fee Revenues	3,514	2,882	22
Owned, leased, and other revenue [3]	1,109	971	14
Cost reimbursement revenue [4]	12,995	10,997	18
Total Revenues	17,618	14,850	19

OPERATING COSTS AND EXPENSES
Owned, leased, and other - direct [5]	861	779	(11)
Depreciation, amortization, and other [6]	138	147	6
General, administrative, and other [7]	681	655	(4)
Merger-related charges and other	52	11	(373)
Reimbursed expenses [4]	12,740	10,792	(18)
Total Expenses	14,472	12,384	(17)

OPERATING INCOME	3,146	2,466	28

Gains and other income, net [8]	33	9	267
Interest expense	(412)	(288)	(43)
Interest income	21	18	17
Equity in earnings [9]	9	18	(50)

INCOME BEFORE INCOME TAXES	2,797	2,223	26

Provision for income taxes	(562)	(538)	(4)

NET INCOME	$2,235	$1,685	33

EARNINGS PER SHARE
Earnings per share - basic	$7.36	$5.15	43
Earnings per share - diluted	$7.32	$5.13	43

Basic Shares	303.9	327.0
Diluted Shares	305.3	328.4

[1] Franchise fees include fees from our franchise agreements, application and relicensing fees, timeshare and yacht fees, co-branded credit card fees, and residential branding fees.
[2] Contract investment amortization includes amortization of capitalized costs to obtain contracts with our owner and franchisee customers, and any related impairments, accelerations, or write-offs.
[3] Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, and other revenue.
[4] Cost reimbursement revenue includes reimbursements from properties for property-level and centralized programs and services that we operate for the benefit of our hotel owners. Reimbursed expenses include costs incurred by Marriott for certain property-level operating expenses and centralized programs and services.

[5] Owned, leased, and other - direct expenses include operating expenses related to our owned or leased hotels, including lease payments and pre-opening expenses.
[6] Depreciation, amortization, and other expenses include depreciation for fixed assets, amortization of capitalized costs incurred to acquire management, franchise, and license agreements, and any related impairments, accelerations, or write-offs.

[7] General, administrative, and other expenses include our corporate and business segments overhead costs and general expenses.
[8] Gains and other income, net includes gains and losses on the sale of real estate, the sale of joint venture interests and other investments, and adjustments from other equity investments.
[9] Equity in earnings include our equity in earnings or losses of unconsolidated equity method investments.
.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
(in millions except per share amounts)

The following table presents our reconciliations of Adjusted operating income, Adjusted operating income margin, Adjusted net income, and Adjusted diluted earnings per share, to the most directly comparable GAAP measure. Adjusted total revenues is used in the determination of Adjusted operating income margin.

	Three Months Ended			Nine Months Ended
			Percent			Percent
	September 30,	September 30,	Better/	September 30,	September 30,	Better/
	2023	2022	(Worse)	2023	2022	(Worse)
Total revenues, as reported	$5,928	$5,313		$17,618	$14,850
Less: Cost reimbursement revenue	(4,391)	(3,931)		(12,995)	(10,997)
Add: Impairments[1]	—	—		—	5
Adjusted total revenues**	1,537	1,382		4,623	3,858

Operating income, as reported	1,099	958		3,146	2,466
Less: Cost reimbursement revenue	(4,391)	(3,931)		(12,995)	(10,997)
Add: Reimbursed expenses	4,238	3,786		12,740	10,792
Add: Merger-related charges and other	13	2		52	11
Add: Impairments[1]	—	—		—	5
Adjusted operating income**	959	815	18%	2,943	2,277	29%

Operating income margin	19%	18%		18%	17%
Adjusted operating income margin**	62%	59%		64%	59%

Net income, as reported	752	630		2,235	1,685
Less: Cost reimbursement revenue	(4,391)	(3,931)		(12,995)	(10,997)
Add: Reimbursed expenses	4,238	3,786		12,740	10,792
Add: Merger-related charges and other	13	2		52	11
Add: Impairments[2]	—	—		—	11
Less: Gains on investees' property sales[3]	—	(2)		—	(23)
Less: Gain on asset dispositions[4]	(24)	—		(24)	(2)
Income tax effect of above adjustments	46	36		64	50
Less: Income tax special items	—	30		(100)	30
Adjusted net income**	$634	$551	15%	$1,972	$1,557	27%

Diluted earnings per share, as reported	$2.51	$1.94		$7.32	$5.13
Adjusted diluted earnings per share**	$2.11	$1.69	25%	$6.46	$4.74	36%

** Denotes non-GAAP financial measures. Please see pages A-14 and A-15 for information about our reasons for providing these alternative financial measures and the limitations on their use.

[1] Nine months ended September 30, 2022 includes impairment charges reported in Contract investment amortization of $5 million.

[2] Nine months ended Septemer 30, 2022 includes impairment charges reported in Contract investment amortization of $5 million and Equity in earnings of $6 million.

[3] Gains on investees' property sales reported in Equity in earnings.

[4] Gain on asset dispositions reported in Gains and other income, net.

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS BY OWNERSHIP TYPE
As of September 30, 2023

	US & Canada		Total International		Total Worldwide
	Properties	Rooms	Properties	Rooms	Properties	Rooms
Managed	629	215,952	1,410	358,039	2,039	573,991
Marriott Hotels	102	56,990	179	56,334	281	113,324
Sheraton	26	20,869	185	62,318	211	83,187
Courtyard	164	26,628	120	25,552	284	52,180
Westin	40	21,862	82	25,271	122	47,133
JW Marriott	23	13,189	73	25,893	96	39,082
The Ritz-Carlton	40	12,154	75	17,832	115	29,986
Renaissance	23	10,245	55	17,545	78	27,790
Four Points	1	134	85	23,839	86	23,973
Le Méridien	1	100	73	20,180	74	20,280
W Hotels	23	6,516	41	11,107	64	17,623
Residence Inn	73	11,857	9	1,116	82	12,973
St. Regis	11	2,169	44	9,880	55	12,049
Delta Hotels by Marriott	25	6,770	27	5,052	52	11,822
Fairfield by Marriott	6	1,431	74	9,207	80	10,638
Aloft	2	505	46	10,096	48	10,601
The Luxury Collection	6	2,296	41	7,983	47	10,279
Gaylord Hotels	6	10,220	—	—	6	10,220
AC Hotels by Marriott	8	1,512	68	8,466	76	9,978
Autograph Collection	9	2,870	24	3,569	33	6,439
Marriott Executive Apartments	—	—	36	5,159	36	5,159
SpringHill Suites	25	4,241	—	—	25	4,241
Element	3	810	15	3,132	18	3,942
EDITION	5	1,379	11	2,309	16	3,688
Protea Hotels	—	—	24	2,901	24	2,901
Moxy	1	380	7	1,393	8	1,773
Tribute Portfolio	—	—	9	1,251	9	1,251
TownePlace Suites	6	825	—	—	6	825
Bulgari	—	—	7	654	7	654
Franchised	5,217	747,617	1,155	210,458	6,372	958,075
Courtyard	891	119,004	117	21,823	1,008	140,827
Fairfield by Marriott	1,142	107,585	56	9,760	1,198	117,345
Residence Inn	785	93,648	30	3,857	815	97,505
Marriott Hotels	232	74,195	64	18,378	296	92,573
Sheraton	143	44,473	75	22,011	218	66,484
SpringHill Suites	518	60,135	—	—	518	60,135
Autograph Collection	143	28,022	117	24,778	260	52,800
TownePlace Suites	491	49,725	—	—	491	49,725
Westin	92	31,078	28	8,253	120	39,331
Four Points	154	23,323	66	10,995	220	34,318
Aloft	158	22,580	22	4,283	180	26,863
AC Hotels by Marriott	107	17,616	50	8,882	157	26,498
Renaissance	65	18,286	30	7,671	95	25,957
Moxy	31	5,797	94	17,676	125	23,473
Delta Hotels by Marriott	66	14,929	14	3,266	80	18,195
City Express by Marriott	—	—	149	17,300	149	17,300
Tribute Portfolio	60	9,762	35	4,140	95	13,902
The Luxury Collection	11	3,112	52	9,588	63	12,700
Le Méridien	25	5,749	21	5,488	46	11,237
Element	80	10,712	2	269	82	10,981
JW Marriott	12	6,072	12	2,733	24	8,805
Design Hotels	10	1,385	82	5,956	92	7,341
Protea Hotels	—	—	34	2,802	34	2,802
The Ritz-Carlton	1	429	—	—	1	429
W Hotels	—	—	1	246	1	246
Bulgari	—	—	2	161	2	161
Marriott Executive Apartments	—	—	2	142	2	142

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS BY OWNERSHIP TYPE
As of September 30, 2023

	US & Canada		Total International		Total Worldwide
	Properties	Rooms	Properties	Rooms	Properties	Rooms
Owned/Leased	14	4,656	37	8,776	51	13,432
Marriott Hotels	2	1,308	5	1,631	7	2,939
Courtyard	7	987	4	894	11	1,881
Sheraton	—	—	4	1,830	4	1,830
W Hotels	2	779	2	665	4	1,444
Westin	1	1,073	—	—	1	1,073
Protea Hotels	—	—	5	912	5	912
Renaissance	1	317	2	505	3	822
The Ritz-Carlton	—	—	2	550	2	550
JW Marriott	—	—	1	496	1	496
The Luxury Collection	—	—	3	383	3	383
Autograph Collection	—	—	5	361	5	361
Residence Inn	1	192	1	140	2	332
Tribute Portfolio	—	—	2	249	2	249
St. Regis	—	—	1	160	1	160
Residences	67	7,166	52	5,444	119	12,610
The Ritz-Carlton Residences	40	4,437	17	1,502	57	5,939
St. Regis Residences	10	1,198	12	1,628	22	2,826
W Residences	10	1,092	7	547	17	1,639
Westin Residences	3	266	2	353	5	619
Bulgari Residences	—	—	5	519	5	519
Sheraton Residences	—	—	3	472	3	472
Marriott Hotels Residences	—	—	2	246	2	246
The Luxury Collection Residences	1	91	3	115	4	206
EDITION Residences	3	82	—	—	3	82
Le Méridien Residences	—	—	1	62	1	62
Timeshare*	72	18,839	21	3,906	93	22,745
Yacht*	—	—	1	149	1	149
Grand Total	5,999	994,230	2,676	586,772	8,675	1,581,002

*Timeshare and Yacht counts are included in this table by geographical location. For external reporting purposes, these offerings are captured within “Unallocated corporate and other.”
In the above table, The Luxury Collection, Autograph Collection and Tribute Portfolio include seven total properties that we acquired when we purchased Elegant Hotels Group plc in December 2019 which we currently intend to re-brand under such brands after the completion of planned renovations.

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS BY TIER
As of September 30, 2023

	US & Canada		Total International		Total Worldwide
Total Systemwide	Properties	Rooms	Properties	Rooms	Properties	Rooms
Luxury	198	54,995	412	94,951	610	149,946
JW Marriott	35	19,261	86	29,122	121	48,383
The Ritz-Carlton	41	12,583	77	18,382	118	30,965
The Ritz-Carlton Residences	40	4,437	17	1,502	57	5,939
The Luxury Collection	17	5,408	96	17,954	113	23,362
The Luxury Collection Residences	1	91	3	115	4	206
W Hotels	25	7,295	44	12,018	69	19,313
W Residences	10	1,092	7	547	17	1,639
St. Regis	11	2,169	45	10,040	56	12,209
St. Regis Residences	10	1,198	12	1,628	22	2,826
EDITION	5	1,379	11	2,309	16	3,688
EDITION Residences	3	82	—	—	3	82
Bulgari	—	—	9	815	9	815
Bulgari Residences	—	—	5	519	5	519
Premium	1,075	360,769	1,164	302,471	2,239	663,240
Marriott Hotels	336	132,493	248	76,343	584	208,836
Marriott Hotels Residences	—	—	2	246	2	246
Sheraton	169	65,342	264	86,159	433	151,501
Sheraton Residences	—	—	3	472	3	472
Westin	133	54,013	110	33,524	243	87,537
Westin Residences	3	266	2	353	5	619
Autograph Collection	152	30,892	146	28,708	298	59,600
Renaissance	89	28,848	87	25,721	176	54,569
Le Méridien	26	5,849	94	25,668	120	31,517
Le Méridien Residences	—	—	1	62	1	62
Delta Hotels by Marriott	91	21,699	41	8,318	132	30,017
Tribute Portfolio	60	9,762	46	5,640	106	15,402
Gaylord Hotels	6	10,220	—	—	6	10,220
Design Hotels	10	1,385	82	5,956	92	7,341
Marriott Executive Apartments	—	—	38	5,301	38	5,301
Select	4,654	559,627	1,078	185,295	5,732	744,922
Courtyard	1,062	146,619	241	48,269	1,303	194,888
Fairfield by Marriott	1,148	109,016	130	18,967	1,278	127,983
Residence Inn	859	105,697	40	5,113	899	110,810
SpringHill Suites	543	64,376	—	—	543	64,376
Four Points	155	23,457	151	34,834	306	58,291
TownePlace Suites	497	50,550	—	—	497	50,550
Aloft	160	23,085	68	14,379	228	37,464
AC Hotels by Marriott	115	19,128	118	17,348	233	36,476
Moxy	32	6,177	101	19,069	133	25,246
City Express by Marriott	—	—	149	17,300	149	17,300
Element	83	11,522	17	3,401	100	14,923
Protea Hotels	—	—	63	6,615	63	6,615
Timeshare*	72	18,839	21	3,906	93	22,745
Yacht*	—	—	1	149	1	149
Grand Total	5,999	994,230	2,676	586,772	8,675	1,581,002

*Timeshare and Yacht counts are included in this table by geographical location. For external reporting purposes, these offerings are captured within “Unallocated corporate and other.”
In the above table, The Luxury Collection, Autograph Collection and Tribute Portfolio include seven total properties that we acquired when we purchased Elegant Hotels Group plc in December 2019 which we currently intend to re-brand under such brands after the completion of planned renovations.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated US & Canada Properties
	Three Months Ended September 30, 2023 and September 30, 2022
	REVPAR		Occupancy			Average Daily Rate
Brand	2023	vs. 2022	2023	vs. 2022		2023	vs. 2022
JW Marriott	$188.80	5.0%	67.6%	2.2%	pts.	$279.35	1.5%
The Ritz-Carlton	$301.93	-1.4%	64.1%	-0.6%	pts.	$471.29	-0.5%
W Hotels	$218.78	5.4%	70.9%	5.2%	pts.	$308.55	-2.4%
Composite US & Canada Luxury[1]	$253.41	1.8%	67.3%	1.4%	pts.	$376.78	-0.3%
Marriott Hotels	$168.41	7.0%	72.2%	2.0%	pts.	$233.38	4.1%
Sheraton	$154.05	9.3%	69.8%	3.6%	pts.	$220.76	3.7%
Westin	$177.84	4.5%	72.5%	1.0%	pts.	$245.18	3.0%
Composite US & Canada Premium[2]	$164.92	6.3%	71.6%	2.0%	pts.	$230.28	3.4%
US & Canada Full-Service[3]	$184.04	4.9%	70.7%	1.8%	pts.	$260.40	2.2%
Courtyard	$111.09	2.4%	68.0%	-0.2%	pts.	$163.30	2.8%
Residence Inn	$152.08	1.6%	78.4%	-0.9%	pts.	$194.02	2.8%
Composite US & Canada Select[4]	$123.56	2.1%	71.1%	-0.4%	pts.	$173.70	2.6%
US & Canada - All[5]	$169.46	4.4%	70.8%	1.3%	pts.	$239.40	2.5%

Comparable Systemwide US & Canada Properties
	Three Months Ended September 30, 2023 and September 30, 2022
	REVPAR		Occupancy			Average Daily Rate
Brand	2023	vs. 2022	2023	vs. 2022		2023	vs. 2022
JW Marriott	$187.89	4.6%	69.3%	2.3%	pts.	$271.02	1.2%
The Ritz-Carlton	$302.23	-1.2%	64.8%	-0.4%	pts.	$466.59	-0.5%
W Hotels	$218.78	5.4%	70.9%	5.2%	pts.	$308.55	-2.4%
Composite US & Canada Luxury[1]	$241.80	2.0%	68.3%	1.5%	pts.	$353.80	-0.2%
Marriott Hotels	$143.32	6.4%	70.3%	1.9%	pts.	$203.73	3.6%
Sheraton	$128.05	7.7%	68.7%	2.2%	pts.	$186.35	4.1%
Westin	$159.36	6.3%	72.2%	3.0%	pts.	$220.77	1.8%
Composite US & Canada Premium[2]	$145.89	5.7%	70.4%	2.0%	pts.	$207.28	2.7%
US & Canada Full-Service[3]	$156.84	5.0%	70.1%	1.9%	pts.	$223.58	2.1%
Courtyard	$117.54	3.2%	72.4%	0.5%	pts.	$162.39	2.4%
Residence Inn	$137.78	3.3%	79.9%	0.1%	pts.	$172.36	3.2%
Fairfield by Marriott	$101.45	3.6%	73.9%	0.3%	pts.	$137.25	3.2%
Composite US & Canada Select[4]	$117.71	3.7%	75.1%	0.6%	pts.	$156.67	2.9%
US & Canada - All[5]	$133.92	4.3%	73.1%	1.1%	pts.	$183.28	2.7%

[1] Includes JW Marriott, The Ritz-Carlton, W Hotels, The Luxury Collection, St. Regis, and EDITION.
[2] Includes Marriott Hotels, Sheraton, Westin, Renaissance, Autograph Collection, Delta Hotels by Marriott, and Gaylord Hotels.
Systemwide also includes Le Méridien and Tribute Portfolio.
[3] Includes Composite US & Canada Luxury and Composite US & Canada Premium.
[4] Includes Courtyard, Residence Inn, Fairfield by Marriott, SpringHill Suites, TownePlace Suites, Four Points, Aloft, Element,
and AC Hotels by Marriott. Systemwide also includes Moxy.
[5] Includes US & Canada Full-Service and Composite US & Canada Select.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated US & Canada Properties
	Nine Months Ended September 30, 2023 and September 30, 2022
	REVPAR		Occupancy			Average Daily Rate
Brand	2023	vs. 2022	2023	vs. 2022		2023	vs. 2022
JW Marriott	$225.75	12.8%	70.7%	6.1%	pts.	$319.11	3.0%
The Ritz-Carlton	$324.94	0.6%	65.7%	1.5%	pts.	$494.85	-1.7%
W Hotels	$215.00	9.8%	66.8%	5.8%	pts.	$322.06	0.3%
Composite US & Canada Luxury[1]	$281.83	6.5%	68.5%	4.1%	pts.	$411.56	0.2%
Marriott Hotels	$167.88	16.9%	70.6%	5.7%	pts.	$237.65	7.5%
Sheraton	$151.65	17.5%	68.5%	6.8%	pts.	$221.48	5.8%
Westin	$172.73	12.3%	70.1%	4.2%	pts.	$246.46	5.6%
Composite US & Canada Premium[2]	$163.74	16.3%	70.1%	6.1%	pts.	$233.64	6.1%
US & Canada Full-Service[3]	$189.27	12.9%	69.7%	5.7%	pts.	$271.40	3.7%
Courtyard	$110.53	11.2%	67.1%	2.5%	pts.	$164.71	7.0%
Residence Inn	$150.54	7.5%	77.5%	0.8%	pts.	$194.16	6.4%
Composite US & Canada Select[4]	$123.41	9.9%	70.4%	2.1%	pts.	$175.28	6.7%
US & Canada - All[5]	$173.39	12.4%	69.9%	4.8%	pts.	$248.07	4.7%

Comparable Systemwide US & Canada Properties
	Nine Months Ended September 30, 2023 and September 30, 2022
	REVPAR		Occupancy			Average Daily Rate
Brand	2023	vs. 2022	2023	vs. 2022		2023	vs. 2022
JW Marriott	$219.51	10.4%	71.6%	5.4%	pts.	$306.56	2.1%
The Ritz-Carlton	$322.24	1.1%	65.9%	1.8%	pts.	$488.79	-1.8%
W Hotels	$215.00	9.8%	66.8%	5.8%	pts.	$322.06	0.3%
Composite US & Canada Luxury[1]	$266.22	6.4%	69.2%	4.1%	pts.	$384.70	0.1%
Marriott Hotels	$140.80	15.2%	68.4%	5.5%	pts.	$205.83	5.9%
Sheraton	$121.24	15.8%	66.2%	5.8%	pts.	$183.26	5.6%
Westin	$158.29	13.4%	70.3%	5.3%	pts.	$225.17	4.8%
Composite US & Canada Premium[2]	$143.11	14.0%	68.4%	5.6%	pts.	$209.26	4.8%
US & Canada Full-Service[3]	$157.17	12.5%	68.5%	5.4%	pts.	$229.51	3.6%
Courtyard	$112.28	9.9%	70.3%	2.8%	pts.	$159.79	5.5%
Residence Inn	$130.43	7.8%	77.4%	0.8%	pts.	$168.47	6.6%
Fairfield by Marriott	$93.77	8.0%	70.7%	2.0%	pts.	$132.70	5.0%
Composite US & Canada Select[4]	$111.60	9.1%	72.7%	2.2%	pts.	$153.55	5.7%
US & Canada - All[5]	$130.48	10.8%	70.9%	3.5%	pts.	$183.93	5.2%

[1] Includes JW Marriott, The Ritz-Carlton, W Hotels, The Luxury Collection, St. Regis, and EDITION.
[2] Includes Marriott Hotels, Sheraton, Westin, Renaissance, Autograph Collection, Delta Hotels by Marriott, and Gaylord Hotels.
Systemwide also includes Le Méridien and Tribute Portfolio.
[3] Includes Composite US & Canada Luxury and Composite US & Canada Premium.
[4] Includes Courtyard, Residence Inn, Fairfield by Marriott, SpringHill Suites, TownePlace Suites, Four Points, Aloft, Element,
and AC Hotels by Marriott. Systemwide also includes Moxy.
[5] Includes US & Canada Full-Service and Composite US & Canada Select.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated International Properties
	Three Months Ended September 30, 2023 and September 30, 2022
	REVPAR		Occupancy			Average Daily Rate
Region	2023	vs. 2022	2023	vs. 2022		2023	vs. 2022
Greater China	$93.41	48.6%	72.5%	14.5%	pts.	$128.93	18.9%
Asia Pacific excluding China	$116.21	35.2%	70.7%	9.3%	pts.	$164.45	17.5%
Caribbean & Latin America	$138.64	2.4%	61.1%	2.4%	pts.	$226.76	-1.6%
Europe	$226.46	10.6%	75.5%	3.2%	pts.	$300.01	6.0%
Middle East & Africa	$101.11	18.1%	65.4%	4.2%	pts.	$154.50	10.5%

International - All[1]	$121.93	25.8%	70.5%	9.0%	pts.	$172.91	9.7%

Worldwide[2]	$142.51	13.8%	70.6%	5.7%	pts.	$201.76	4.6%

Comparable Systemwide International Properties
	Three Months Ended September 30, 2023 and September 30, 2022
	REVPAR		Occupancy			Average Daily Rate
Region	2023	vs. 2022	2023	vs. 2022		2023	vs. 2022
Greater China	$87.31	47.4%	71.3%	14.5%	pts.	$122.40	17.4%
Asia Pacific excluding China	$117.73	36.4%	70.4%	8.6%	pts.	$167.12	19.7%
Caribbean & Latin America	$121.87	2.8%	62.4%	2.5%	pts.	$195.43	-1.4%
Europe	$175.50	9.8%	74.7%	3.2%	pts.	$235.04	5.0%
Middle East & Africa	$98.24	20.2%	65.3%	3.5%	pts.	$150.50	13.8%

International - All[1]	$120.43	21.8%	70.1%	7.6%	pts.	$171.85	8.5%

Worldwide[2]	$129.73	8.8%	72.1%	3.2%	pts.	$179.84	4.1%

[1] Includes Greater China, Asia Pacific excluding China, Caribbean & Latin America, Europe, and Middle East & Africa.
[2] Includes US & Canada - All and International - All.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated International Properties
	Nine Months Ended September 30, 2023 and September 30, 2022
	REVPAR		Occupancy			Average Daily Rate
Region	2023	vs. 2022	2023	vs. 2022		2023	vs. 2022
Greater China	$89.14	78.2%	68.9%	22.0%	pts.	$129.41	21.2%
Asia Pacific excluding China	$114.87	58.1%	68.5%	14.3%	pts.	$167.63	25.2%
Caribbean & Latin America	$165.92	17.8%	63.4%	4.9%	pts.	$261.59	8.7%
Europe	$188.49	25.0%	70.5%	9.0%	pts.	$267.38	9.0%
Middle East & Africa	$118.53	17.8%	66.2%	4.0%	pts.	$178.96	10.7%

International - All[1]	$119.30	42.0%	68.2%	14.1%	pts.	$174.86	12.7%

Worldwide[2]	$142.74	24.7%	68.9%	10.1%	pts.	$207.02	6.5%

Comparable Systemwide International Properties
	Nine Months Ended September 30, 2023 and September 30, 2022
	REVPAR		Occupancy			Average Daily Rate
Region	2023	vs. 2022	2023	vs. 2022		2023	vs. 2022
Greater China	$83.53	77.9%	67.8%	22.2%	pts.	$123.11	19.8%
Asia Pacific excluding China	$115.15	58.7%	68.4%	13.6%	pts.	$168.42	27.1%
Caribbean & Latin America	$141.96	18.2%	64.4%	5.2%	pts.	$220.49	8.6%
Europe	$146.12	25.8%	68.6%	9.8%	pts.	$212.87	7.9%
Middle East & Africa	$111.67	20.3%	65.3%	3.7%	pts.	$171.06	13.5%

International - All[1]	$115.90	38.7%	67.4%	12.9%	pts.	$171.93	12.3%

Worldwide[2]	$125.96	17.5%	69.8%	6.4%	pts.	$180.34	6.7%

[1] Includes Greater China, Asia Pacific excluding China, Caribbean & Latin America, Europe, and Middle East & Africa.
[2] Includes US & Canada - All and International - All.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA
(in millions)

	Fiscal Year 2023
	First Quarter	Second Quarter	Third Quarter	Total
Net income, as reported	$757	$726	$752	$2,235
Cost reimbursement revenue	(4,147)	(4,457)	(4,391)	(12,995)
Reimbursed expenses	4,136	4,366	4,238	12,740
Interest expense	126	140	146	412
Interest expense from unconsolidated joint ventures	1	1	3	5
Provision for income taxes	87	238	237	562
Depreciation and amortization	44	48	46	138
Contract investment amortization	21	22	23	66
Depreciation and amortization classified in reimbursed expenses	31	38	39	108
Depreciation, amortization, and impairments from unconsolidated joint ventures	4	3	6	13
Stock-based compensation	37	56	54	147
Merger-related charges and other	1	38	13	52
Gain on asset dispositions	—	—	(24)	(24)
Adjusted EBITDA **	$1,098	$1,219	$1,142	$3,459

Change from 2022 Adjusted EBITDA **	45%	20%	16%	25%

	Fiscal Year 2022
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net income, as reported	$377	$678	$630	$673	$2,358
Cost reimbursement revenue	(3,146)	(3,920)	(3,931)	(4,420)	(15,417)
Reimbursed expenses	3,179	3,827	3,786	4,349	15,141
Interest expense	93	95	100	115	403
Interest expense from unconsolidated joint ventures	1	2	2	1	6
Provision for income taxes	99	200	239	218	756
Depreciation and amortization	48	49	50	46	193
Contract investment amortization	24	19	22	24	89
Depreciation and amortization classified in reimbursed expenses	26	29	32	31	118
Depreciation, amortization, and impairments from unconsolidated joint ventures	13	3	7	4	27
Stock-based compensation	44	52	48	48	192
Merger-related charges and other	9	—	2	1	12
Gains on investees' property sales	(8)	(13)	(2)	—	(23)
Gain on asset dispositions	—	(2)	—	—	(2)
Adjusted EBITDA **	$759	$1,019	$985	$1,090	$3,853

** Denotes non-GAAP financial measures. Please see pages A-14 and A-15 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA FORECAST
FOURTH QUARTER 2023
($ in millions)

	Range
	Estimated Fourth Quarter 2023		Fourth Quarter 2022 **
Net income excluding certain items [1]	$603	$630
Interest expense	158	158
Interest expense from unconsolidated joint ventures	1	1
Provision for income taxes	190	198
Depreciation and amortization	47	47
Contract investment amortization	24	24
Depreciation and amortization classified in reimbursed expenses	36	36
Depreciation, amortization, and impairments from unconsolidated joint ventures	4	4
Stock-based compensation	52	52
Adjusted EBITDA **	$1,115	$1,150	$1,090

Increase over 2022 Adjusted EBITDA **	2%	6%

** Denotes non-GAAP financial measures. See pages A-14 and A-15 for information about our reasons for providing these alternative financial measures and the limitations on their use.

1Guidance excludes cost reimbursement revenue, reimbursed expenses, and merger-related charges and other expenses, each of which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant, except for depreciation and amortization classified in reimbursed expenses, which is included in the caption "Depreciation and amortization classified in reimbursed expenses" above. Guidance does not reflect any additional asset sales that may occur during the year, which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA FORECAST
FULL YEAR 2023
($ in millions)

	Range
	Estimated Full Year 2023		Full Year 2022**
Net income excluding certain items [1]	$2,691	$2,718
Interest expense	570	570
Interest expense from unconsolidated joint ventures	6	6
Provision for income taxes	696	704
Depreciation and amortization	185	185
Contract investment amortization	90	90
Depreciation and amortization classified in reimbursed expenses	144	144
Depreciation, amortization, and impairments from unconsolidated joint ventures	17	17
Stock-based compensation	199	199
Gain on asset dispositions	(24)	(24)
Adjusted EBITDA **	$4,574	$4,609	$3,853

Increase over 2022 Adjusted EBITDA **	19%	20%

** Denotes non-GAAP financial measures. See pages A-14 and A-15 for information about our reasons for providing these alternative financial measures and the limitations on their use.

1Guidance excludes cost reimbursement revenue, reimbursed expenses, and merger-related charges and other expenses, each of which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant, except for depreciation and amortization classified in reimbursed expenses, which is included in the caption "Depreciation and amortization classified in reimbursed expenses" above. Guidance does not reflect any additional asset sales that may occur during the year, which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant.

MARRIOTT INTERNATIONAL, INC.
EXPLANATION OF NON-GAAP FINANCIAL AND PERFORMANCE MEASURES

In our press release and schedules, and on the related conference call, we report certain financial measures that are not required by, or presented in accordance with, United States generally accepted accounting principles (“GAAP”). These non-GAAP financial measures are labeled as “adjusted” and/or identified with the symbol “**”. We discuss the manner in which the non-GAAP measures reported in this press release and schedules are determined and management’s reasons for reporting these non-GAAP measures below, and the press release schedules reconcile each to the most directly comparable GAAP measures (with respect to the forward-looking non-GAAP measures, to the extent available without unreasonable efforts). Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, operating income, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Adjusted Operating Income and Adjusted Operating Income Margin. Adjusted operating income and Adjusted operating income margin exclude cost reimbursement revenue, reimbursed expenses, merger-related charges and other expenses, and certain non-cash impairment charges. Adjusted operating income margin reflects Adjusted operating income divided by Adjusted total revenues. We believe that these are meaningful metrics because they allow for period-over-period comparisons of our ongoing operations before these items and for the reasons further described below.

Adjusted Net Income and Adjusted Diluted Earnings Per Share. Adjusted net income and Adjusted diluted earnings per share reflect our net income and diluted earnings per share excluding the impact of cost reimbursement revenue, reimbursed expenses, merger-related charges and other expenses, certain non-cash impairment charges, gains and losses on asset dispositions made by us or by our joint venture investees (when applicable). Additionally, Adjusted net income and Adjusted diluted earnings per share exclude the income tax effect of the above adjustments (calculated using an estimated tax rate applicable to each adjustment) and income tax special items, which primarily related to the resolution of tax audits. We believe that these measures are meaningful indicators of our performance because they allow for period-over-period comparisons of our ongoing operations before these items and for the reasons further described below.

Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“Adjusted EBITDA”). Adjusted EBITDA reflects net income excluding the impact of the following items: cost reimbursement revenue and reimbursed expenses, interest expense, depreciation and amortization, provision for income taxes, merger-related charges and other expenses, and stock-based compensation expense for all periods presented. When applicable, Adjusted EBITDA also excludes certain non-cash impairment charges related to equity investments and gains and losses on asset dispositions made by us or by our joint venture investees.

In our presentations of Adjusted operating income and Adjusted operating income margin, Adjusted net income and Adjusted diluted earnings per share, and Adjusted EBITDA, we exclude a one-time cost in the 2022 first quarter related to certain property-level adjustments related to compensation and transition costs associated with the Starwood merger, which we record in the “Merger-related charges and other” caption of our Condensed Consolidated Statements of Income (our “Income Statements”), to allow for period-over period comparisons of our ongoing operations before the impact of these items. We also exclude non-cash impairment charges (if above a specified threshold) related to our management and franchise contracts (if the impairment is non-routine), leases, equity investments, and other capitalized assets, which we record in the “Contract investment amortization,” “Depreciation, amortization, and other,” and “Equity in earnings” captions of our Income Statements to allow for period-over period comparisons of our ongoing operations before the impact of these items. We exclude cost reimbursement revenue and reimbursed expenses, which relate to property-level and centralized programs and services that we operate for the benefit of our hotel owners. We do not operate these programs and services to generate a profit over the long term, and accordingly, when we recover the costs that we incur for these programs and services from our hotel owners, we do not seek a mark-up. For property-level services, our owners typically reimburse us at the same time that we incur expenses. However, for centralized programs and services, our owners may reimburse us before or after we incur expenses, causing timing differences between the costs we incur and the related reimbursement from hotel owners in our operating and net income. Over the long term, these programs and services are not designed to impact our economics, either positively or negatively. Because we do not retain any such profits or losses over time, we exclude the net impact when evaluating period-over-period changes in our operating results.

We believe that Adjusted EBITDA is a meaningful indicator of our operating performance because it permits period-over-period comparisons of our ongoing operations before these items. Our use of Adjusted EBITDA also facilitates comparison with results from other lodging companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provisions for income taxes can vary considerably among companies. Our Adjusted EBITDA also excludes depreciation and amortization expense, which we report under “Depreciation, amortization, and other” as well as depreciation and amortization classified in “Contract investment amortization,” “Reimbursed expenses,” and “Equity in earnings” of our Income Statements, because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. Depreciation and amortization classified in “Reimbursed expenses” reflects depreciation and amortization of Marriott-owned assets, for which we receive cash from owners to reimburse the company for its investments made for the benefit of the system. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. We exclude stock-based compensation expense in all periods presented to address the considerable variability among companies in recording compensation expense because companies use stock-based payment awards differently, both in the type and quantity of awards granted.

RevPAR. In addition to the foregoing non-GAAP financial measures, we present Revenue per Available Room (“RevPAR”) as a performance measure. We believe RevPAR is a meaningful indicator of our performance because it measures the period-over-period change in room

MARRIOTT INTERNATIONAL, INC.
EXPLANATION OF NON-GAAP FINANCIAL AND PERFORMANCE MEASURES

revenues for comparable properties. RevPAR relates to property level revenue and may not be comparable to similarly titled measures, such as revenues, and should not be viewed as necessarily correlating with our fee revenue. We calculate RevPAR by dividing room sales (recorded in local currency) for comparable properties by room nights available for the period. We present growth in comparative RevPAR on a constant dollar basis, which we calculate by applying exchange rates for the current period to each period presented. We believe constant dollar analysis provides valuable information regarding our properties’ performance as it removes currency fluctuations from the presentation of such results.

Non-RevPAR Related Franchise Fees. In this press release, we also discuss non-RevPAR related franchise fees, which include co-branded credit card, timeshare and yacht fees, residential branding fees, application fees, relicensing fees, and certain other licensing fees.